Exhibit 99.1

FOR IMMEDIATE RELEASE

Sleep Number Announces RECORD Fourth-Quarter AND Full-YEAR 2018 Results

•	Fourth-quarter net sales grew 13% to $412 million, with full-year net sales up 6% to a record $1.53 billion
•	Fourth-quarter EPS grew 108% to $0.81, with full-year EPS up 24% to $1.92
•	Revolving credit facility increased from $300 million to $450 million
•	Provides 2019 earnings outlook of $2.25 to $2.75 per diluted share, an increase of 17% to 43% versus 2018

MINNEAPOLIS – (February 13, 2019) – Sleep Number Corporation (NASDAQ: SNBR) today reported record results for the year ended December 29, 2018.

Fourth-quarter Statement of Operations Review

•	Net sales increased 13% (up 11% adjusted); net sales for the second half of 2018 increased 8% (up 12% adjusted); see Reconciliation of Non-GAAP Financial Measures tables on page 10
•	Operating income increased to $38 million, or 9.3% of net sales, a 380 basis-point rate improvement versus the prior year’s fourth quarter
•

Earnings per diluted share increased 108% to $0.81 (up 76% adjusted); earnings per diluted share for the second half of 2018 increased 31% (up 48% adjusted); see Reconciliation of Non-GAAP Financial Measures tables on page 10

“Our purpose-driven brand and our revolutionary new 360® smart beds are driving enthusiastic consumer engagement and accelerated performance, including 12% adjusted net sales growth and 48% adjusted EPS growth for the second half of 2018,” stated Shelly Ibach, President and CEO. “We expect this trajectory to continue in 2019 as we advance our initiatives to drive demand, leverage our business model and deploy capital efficiently.”

Full-year Statement of Operations Review

•	Net sales increased 6% to $1.53 billion in 2018, including a 3% comparable sales gain and 3 percentage points of growth from new stores
•	Operating income increased to $92 million, or 6.0% of net sales, while absorbing approximately $16 million of 360 smart bed transition impacts
•	Earnings per diluted share increased 24% to $1.92, compared with $1.55 for 2017

Cash Flows and Balance Sheet Review

•	Generated $132 million of operating cash flows in 2018
•

Invested $46 million in capital expenditures, with $481 million of capital invested in the business over the past six years, in addition to building essential infrastructure and growth driving capabilities

•	Increased share repurchases 86% to $279 million in 2018, bringing total cash returned to shareholders to $738 million over the past six years
•	As of December 29, 2018, the remaining authorization under our Board-approved share repurchase program was $186 million which is sufficient to support 2019 planned repurchases of $125 to $145 million
•	Return on invested capital (ROIC) was 16.0% for the year, which compares favorably to our high single-digit weighted average cost of capital
•	On February 11, 2019, we amended our revolving credit facility to increase our aggregate availability from $300 million to $450 million. The credit agreement matures in February 2024

Financial Outlook

The company expects to generate full-year 2019 earnings per diluted share of between $2.25 and $2.75, a 17% to 43% increase versus full-year 2018 earnings per diluted share of $1.92. The outlook assumes 6% to 10% net sales growth for 2019. The 2019 outlook assumes an estimated effective income tax rate of 24.5%, compared to 19.6% for 2018. The company anticipates 2019 capital expenditures to be $50 to $60 million.

Sleep Number Announces Fourth-quarter and Full-year 2018 Results – Page 2 of 10

Conference Call Information

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EST (4 p.m. CST; 2 p.m. PST) today. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation

The leader in sleep innovation, Sleep Number delivers proven, quality sleep through effortless, adjustable comfort and biometric sleep tracking. Sleep Number’s revolutionary 360® smart bed and proprietary SleepIQ® technology platforms are proving the connection between sleep and well-being. With one of the most comprehensive databases of biometric consumer sleep data and ranked #1 in J.D. Power’s 2018 Mattress Satisfaction Report*, Sleep Number is improving lives by individualizing sleep experiences. And with a commitment to improving the well-being of over one million youth by 2025, Sleep Number is redefining the future of health and wellness – for everyone. To experience better quality sleep, visit SleepNumber.com or one of our over 580 Sleep Number® stores located in all 50 states. For additional information, visit our newsroom and investor relations site.

*Sleep Number received the highest score in the J.D. Power 2015, 2017 and 2018 Mattress Satisfaction Reports of customers’ satisfaction with their mattress. Visit jdpower.com/awards.

Forward-looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; the potential for claims that our products, processes, advertising, or trademarks infringe the intellectual property rights of others; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities, including tariffs and the potential for shortages in supply; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations; the adequacy of our and third party information systems to meet the evolving needs of our business and existing and evolving risks and regulatory standards applicable to data privacy and security; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; the vulnerability of our and third-party information systems to attacks by hackers or other cyber threats that could compromise the security of our systems, result in a data breach or disrupt our business; and our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers.  Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Susan Oguche; (763) 551-7059; susan.oguche@sleepnumber.com

Sleep Number Announces Fourth-quarter and Full-year 2018 Results – Page 3 of 10

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	December 29, 2018	% of Net Sales	December 30, 2017	% of Net Sales
Net sales	$411,825	100.0%	$363,279	100.0%
Cost of sales	160,746	39.0%	142,475	39.2%
Gross profit	251,079	61.0%	220,804	60.8%
Operating expenses:
Sales and marketing	175,899	42.7%	161,793	44.5%
General and administrative	29,431	7.1%	32,036	8.8%
Research and development	7,629	1.9%	6,856	1.9%
Total operating expenses	212,959	51.7%	200,685	55.2%
Operating income	38,120	9.3%	20,119	5.5%
Other expense, net	2,093	0.5%	209	0.1%
Income before income taxes	36,027	8.7%	19,910	5.5%
Income tax expense	9,037	2.2%	4,119	1.1%
Net income	$26,990	6.6%	$15,791	4.3%

Net income per share – basic	$0.83		$0.40

Net income per share – diluted	$0.81		$0.39

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	32,411		39,627
Dilutive effect of stock-based awards	1,018		1,037
Diluted weighted-average shares outstanding	33,429		40,664

Sleep Number Announces Fourth-quarter and Full-year 2018 Results – Page 4 of 10

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Twelve Months Ended
	December 29, 2018	% of Net Sales	December 30, 2017	% of Net Sales
Net sales	$1,531,575	100.0%	$1,444,497	100.0%
Cost of sales	603,614	39.4%	547,150	37.9%
Gross profit	927,961	60.6%	897,347	62.1%
Operating expenses:
Sales and marketing	687,380	44.9%	650,357	45.0%
General and administrative	119,378	7.8%	127,269	8.8%
Research and development	28,775	1.9%	27,806	1.9%
Total operating expenses	835,533	54.6%	805,432	55.8%
Operating income	92,428	6.0%	91,915	6.4%
Other expense, net	5,907	0.4%	877	0.1%
Income before income taxes	86,521	5.6%	91,038	6.3%
Income tax expense	16,982	1.1%	25,961	1.8%
Net income	$69,539	4.5%	$65,077	4.5%

Net income per share – basic	$1.97		$1.58

Net income per share – diluted	$1.92		$1.55

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	35,256		41,212
Dilutive effect of stock-based awards	909		873
Diluted weighted-average shares outstanding	36,165		42,085

Sleep Number Announces Fourth-quarter and Full-year 2018 Results – Page 5 of 10

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited - in thousands, except per share amounts)

subject to reclassification

	December 29, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$1,612	$3,651
Accounts receivable, net of allowance for doubtful accounts of $699 and $714, respectively	24,795	19,312
Inventories	84,882	84,298
Prepaid expenses	8,009	17,565
Other current assets	31,559	27,665
Total current assets	150,857	152,491

Non-current assets:
Property and equipment, net	205,631	208,646
Goodwill and intangible assets, net	75,407	77,588
Deferred income taxes	—	2,625
Other non-current assets	38,243	30,484
Total assets	$470,138	$471,834

Liabilities and Shareholders’ (Deficit) Equity
Current liabilities:
Borrowings under revolving credit facility	$199,600	$24,500
Accounts payable	144,781	129,194
Customer prepayments	27,066	27,767
Accrued sales returns	19,907	19,270
Compensation and benefits	27,700	34,602
Taxes and withholding	18,380	24,234
Other current liabilities	51,234	46,822
Total current liabilities	488,668	306,389

Non-current liabilities:
Deferred income taxes	4,822	—
Other non-current liabilities	86,198	76,289
Total non-current liabilities	91,020	76,289
Total liabilities	579,688	382,678

Shareholders’ (deficit) equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 30,868 and 38,813 shares issued and outstanding, respectively	309	388
Additional paid-in capital	—	—
(Accumulated deficit) retained earnings	(109,859)	88,768
Total shareholders’ (deficit) equity	(109,550)	89,156
Total liabilities and shareholders’ (deficit) equity	$470,138	$471,834

Sleep Number Announces Fourth-quarter and Full-year 2018 Results – Page 6 of 10

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited – in thousands)

subject to reclassification

	Twelve Months Ended
	December 29, 2018	December 30, 2017
Cash flows from operating activities:
Net income	$69,539	$65,077
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,966	61,291
Stock-based compensation	11,412	15,763
Net (gain) loss on disposals and impairments of assets	(51)	249
Deferred income taxes	7,447	2,042
Changes in operating assets and liabilities:
Accounts receivable	(5,483)	393
Inventories	(584)	(9,272)
Income taxes	(6,561)	1,697
Prepaid expenses and other assets	5,551	(12,405)
Accounts payable	(9,894)	21,779
Customer prepayments	(701)	1,560
Accrued compensation and benefits	(6,872)	15,398
Other taxes and withholding	707	(893)
Other accruals and liabilities	5,064	9,928
Net cash provided by operating activities	131,540	172,607

Cash flows from investing activities:
Purchases of property and equipment	(45,515)	(59,829)
Proceeds from sales of property and equipment	272	36
Net cash used in investing activities	(45,243)	(59,793)

Cash flows from financing activities:
Net increase in short-term borrowings	182,336	28,094
Repurchases of common stock	(272,446)	(155,245)
Proceeds from issuance of common stock	2,788	3,241
Debt issuance costs	(1,014)	(12)
Net cash used in financing activities	(88,336)	(123,922)

Net decrease in cash, cash equivalents and restricted cash	(2,039)	(11,108)
Cash, cash equivalents and restricted cash, at beginning of period	3,651	14,759
Cash, cash equivalents and restricted cash, at end of period	$1,612	$3,651

Note - Effective December 31, 2017, we adopted the provisions of Accounting Standards Update No. 2016-18, Restricted Cash, on a retrospective basis. Amounts for prior periods have been retrospectively adjusted to conform to the current period presentation.

Sleep Number Announces Fourth-quarter and Full-year 2018 Results – Page 7 of 10

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Supplemental Financial Information

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Percent of sales:
Retail	91.1%	91.7%	91.5%	91.7%
Online and phone	8.3%	7.7%	7.6%	7.0%
Wholesale/other	0.6%	0.6%	0.9%	1.3%
Total	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	9%	12%	3%	3%
Online and phone	23%	13%	15%	16%
Company-Controlled comparable sales change	10%	12%	3%	4%
Net opened/closed stores	3%	4%	3%	7%
Total Company-Controlled Channel	13%	16%	6%	11%
Wholesale/other	11%	(35%)	(26%)	(38%)
Total	13%	16%	6%	10%

Stores open:
Beginning of period	569	553	556	540
Opened	20	6	53	36
Closed	(10)	(3)	(30)	(20)
End of period	579	556	579	556

Other metrics:
Average sales per store ($ in 000's) [1]	$2,707	$2,618
Average sales per square foot [1]	$998	$995
Stores > $1 million net sales [2]	98%	98%
Stores > $2 million net sales [2]	65%	61%
Average revenue per mattress unit [3]	$4,623	$4,421	$4,482	$4,283

1 Trailing twelve months Company-Controlled comparable sales per store open at least one year.

2 Trailing twelve months for stores open at least one year.

3 Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.

Sleep Number Announces Fourth-quarter and Full-year 2018 Results – Page 8 of 10

SLEEP NUMBER CORPORATION AND SUBSIDIARIES

Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net income	$26,990	$15,791	$69,539	$65,077
Income tax expense	9,037	4,119	16,982	25,961
Interest expense	2,094	227	5,911	975
Depreciation and amortization	15,227	15,237	61,648	61,077
Stock-based compensation	1,314	3,954	11,412	15,763
Asset impairments	(19)	20	96	244
Adjusted EBITDA	$54,643	$39,348	$165,588	$169,097

Free Cash Flow

(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	December 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
Net cash (used in) provided by operating activities	$(2,910)	$(3,447)	$131,540	$172,607
Subtract: Purchases of property and equipment	11,503	22,216	45,515	59,829
Free cash flow	$(14,413)	$(25,663)	$86,025	$112,778

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Fourth-quarter and Full-year 2018 Results – Page 9 of 10

SLEEP NUMBER CORPORATION AND SUBSIDIARIES

Calculation of Return on Invested Capital (ROIC)

(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing-Twelve Months Ended
	December 29, 2018	December 30, 2017
Net operating profit after taxes (NOPAT)
Operating income	$92,428	$91,915
Add: Rent expense [1]	79,390	74,019
Add: Interest income	4	97
Less: Depreciation on capitalized operating leases [2]	(20,392)	(18,865)
Less: Income taxes [3]	(36,444)	(48,970)
NOPAT	$114,986	$98,196

Average invested capital
Total (deficit) equity	$(109,550)	$89,156
Add: Long-term debt [4]	200,458	—
Add: Capitalized operating lease obligations [5]	635,120	592,152
Total invested capital at end of period	$726,028	$681,308

Average invested capital [6]	$719,055	$686,436

Return on invested capital (ROIC) [7]	16.0%	14.3%

[1]	Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.
[2]

Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

[3]	Reflects annual effective income tax rates, before discrete adjustments, of 24.1% and 33.3% for 2018 and 2017, respectively.
[4]

Long-term debt includes existing capital lease obligations, if applicable. In conjunction with increasing our revolving credit facility to $300 million in the first quarter of 2018, we include borrowing under that agreement, including borrowings classified as short term.

[5]

A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

[6]	Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.
[7]	ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Fourth-quarter and Full-year 2018 Results – Page 10 of 10

SLEEP NUMBER CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(unaudited - in million, except per share amounts)

Net sales
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full-Year	First Half	Second Half
2018	As Reported	$389	$316	$415	$412	$1,532	$705	$827
	Backlog shift[1]	—	—	24	(24)	—	—	—
	As-Adjusted	$389	$316	$439	$388	$1,532	$705	$827

		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full-Year	First Half	Second Half
2017	As Reported	$394	$285	$403	$363	$1,444	$679	$766
	Backlog shift[2]	—	25	(25)	—	—	25	(25)
	Hurricane impact[3]	—	—	13.5	(13.5)	—	—	—
	As-Adjusted	$394	$310	$391	$350	$1,444	$704	$741

Earnings per diluted share
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full-Year	First Half	Second Half
2018	As Reported	$0.52	$0.10	$0.52	$0.81	$1.92	$0.64	$1.32
	Backlog shift[1],[4]	—	—	0.23	(0.23)	—	—	—
	As-Adjusted	$0.52	$0.10	$0.75	$0.58	$1.92	$0.64	$1.32

		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full-Year	First Half	Second Half
2017	As Reported	$0.56	$(0.02)	$0.62	$0.39	$1.55	$0.55	$1.01
	Backlog shift[2,5]	—	0.12	(0.12)	—	—	0.12	(0.12)
	Hurricane impact[3,5]	—	—	0.06	(0.06)	—	—	—
	As-Adjusted	$0.56	$0.10	$0.56	$0.33	$1.55	$0.67	$0.89

[1]

Midpoint of estimated net sales and earnings per share impact (21 to 25 cents) related to strong demand late in the quarter which shifted a week of deliveries from the third to fourth quarter of 2018; third-quarter 2018 ending order backlog was higher than forecasted, reflecting the additional week of deliveries shifted to the fourth quarter

[2]	Estimated net sales and earnings per share impact related to a temporary vendor related inventory shortage which shifted a week of deliveries from the second to third quarter of 2017
[3]

Midpoint of estimated net sales ($12 to $15 million) and earnings per share impact (5 to 8 cents) of Hurricanes Harvey and Irma, which negatively impacted third-quarter 2017 results and positively impacted fourth-quarter 2017 results as lost sales were recovered

[4]	Reflects annual effective income tax rate, before discrete adjustments, of 24.1% for 2018
[5]	Reflects annual effective income tax rate, before discrete adjustments, of 33.3% for 2017

Note: The information above provides reconciliations of the comparable financial measures in accordance with generally accepted accounting principles (GAAP financial measures) to the presented non-GAAP financial measures. The company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors and management in evaluating current period performance and in assessing future performance. The estimates above are based on historical experience, current trends and other factors that management believes to be relevant, and as such requires the use of judgment. These non-GAAP financial measures should be considered in addition to, and not preferable to or as a substitute for, the GAAP financial measures presented in this earnings release and the company’s financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.